Exhibit 99.1

October 8, 2010

To Our Shareholders:

Following our 2010 second quarter conference call, we received input and additional questions from some of our shareholders. All of the questions we received were welcomed and consistent with our commitment to maintaining good corporate governance and communication with our investor base. One of the questions related to whether the company would consider a sale transaction. This letter responds to that inquiry and provides more color on our plans.

Our Board of Directors regularly evaluates whether a sale or other business transaction will likely realize a greater return for investors than our continuing to operate the business to our strategic plan. Because mergers, acquisitions, and divestitures can offer opportunities to build value and generate a return for investors, our management and board regularly discuss those opportunities as they surface, as well as in our strategic planning. We also consider that an unsuccessful effort to “shop” the company will likely produce undesirable results, ranging from significant disruption of our customer base to a bid process that devalues the company in the future, even if we achieve strategic plan objectives.

In the judgment of management and the Board, this is not an opportune time to initiate a sale process. We believe strongly that all of our shareholders are better served by letting management focus on continuing to operate to the strategic plan. We assure you that it is very much our goal and the intended purpose to maximize the value of our company and achieve the highest possible return for all of our shareholders.

Having addressed this question, I devote the remainder of this letter to more directly express my plans and optimism for the business going forward. I joined SRI Surgical in January 2008 after a long and successful career leading many different companies in the healthcare industry. I joined the company because of the opportunity and potential in SRI Surgical’s business model, which I believe is why many investors purchased stock in our company. However, at that time, the company was lacking the organizational infrastructure, people, focus, and a clearly differentiated strategy to achieve the market opportunities for profitable growth I believed the company offers. Over the course of the past two years, the management team and Board of Directors helped identify the problems and developed a course of action to solve these issues, knowing that course would not be easy and would take time to achieve. Some of the more significant actions included withdrawal from the disposable surgical kit manufacturing business, closing the unprofitable Disposable Products Division and partnering with Cardinal Health to provide our Hybrid Preference PackTM offering.

A key initiative we created to turn around the company and make us more competitive in the marketplace was to rebrand SRI Surgical. The management team continues to focus on changing the perception of our company from purely a medical supplier to a cost-competitive medical supplier that offers environmentally friendly reusable products to hospitals. As hospitals across the country look at ways to lower their costs of doing business and their environmental footprint, we are always mindful of the need for a cost-competitive offering in this evolving economic environment and believe we have created a competitive offering of products and services. Not only do we provide reusable surgical products, but no other company has the physical infrastructure to offer sterile reprocessing of reusable surgical products on a nationwide basis. We are confident that branding SRI Surgical as both cost-competitive and “Green” is important to significantly increasing sales and earnings. These kinds of initiatives take time and we are now beginning to see the benefits.

My management style has always been one that focuses on issues that we as managers control. We have made much progress in the two plus years I have been CEO, but much of our progress was offset by the worst economic conditions since the Great Depression. The recessionary environment has impacted the volume of elective procedures. A June 2010 report, from the American Hospital Association summarizing their May survey of members, reported that 70% of hospitals reported lower overall patient volumes and 72% of hospitals reported depressed volumes of elective procedures. More generally, the recession profoundly impacted our business and most businesses throughout Corporate America, as well as public equity prices. As the overall economy heals, we anticipate the decline in hospital procedures will begin to stabilize. This combined with additional hospital customers coming online should begin to have a positive impact on our business and fuels our optimism for 2011 and beyond.

SRI Surgical has a unique opportunity ahead of it. We offer a straightforward solution to a growing problem in an industry that is looking to reduce its ecological footprint. According to the Association of periOperative Registered Nurses (“AORN”), hospitals in the U.S. generate approximately 2,400,000 tons of waste per year. Of this number, it is estimated that operating rooms (“OR”) are responsible for 400,000 – 600,000 tons of waste per year and 39% of OR waste is estimated to be attributable to surgical linen in the form of disposable surgical gowns, drapes, table covers and towels. In addition to the environmental costs of disposing surgical products, the economic costs are high too, as it costs between $44 and $68 per ton to dispose of hospital waste.

These are real problems that hospital administrators are actively confronting as they work to establish more cost-effective operating strategies and where possible to reduce their hospital’s ecological footprint. While the market is still developing, we are beginning to experience increased interest with potential hospital customers. While working to rebrand SRI/Surgical in its market segment, we encountered the need to make significant changes to our pricing structures necessitated by the market conditions, the recessionary environment and our conversion to new marketing programs with our partnership with Cardinal Health.

While our revenue growth has not been as robust as we all would have liked, we have managed to grow revenue during this time of rebranding. We have been successful in adding to our customer base. We have increased our customer base by 25% since the end of 2007 and we expect to continue to add new customers in 2011. Our intent is to continue to work with our channel partner to grow the size and scope of our offerings within this expanded customer base.

This growth of our customer base is a direct result of rebranding our sales initiatives, and enhancing our marketing efforts. While our customer base has grown, it takes time for us to realize revenues – typically 3-6 months – as the customer depletes its existing inventory of disposable products. Therefore, we believe that our average daily revenues will continue to increase for the remainder of 2010 and in 2011 as these new hospitals that we have signed and anticipate signing during the remainder of 2010 begin to convert their OR disposables to SRI Surgical reusable products.

We are making progress in developing our revenue model. Cardinal Health has been a supportive and enabling partner and we expect to work with them on more programs and with more of their customers. In addition, we are seeking additional medical distributors to form partnerships with that will further improve our distribution and enhance our credibility within the industry. Several years ago, we increased our efforts to target hospital systems as a way to leverage our sales and marketing efforts. Kaiser Permanente was a major win for us and we are now supplying eight of their hospitals. Over the next two years we anticipate supplying the majority of their California-based hospitals with reusable products. Further, we are working with a number of additional hospital systems and are optimistic that many of these opportunities will turn into contracts in 2011.

We will continue to face challenges that we have long identified in our SEC filings. Most importantly, these include continuing cost pressures from customers and competitors, and the very competitive market dominated by larger companies with significantly more resources. We will continue to face these challenges, but we are confident that our industry leading products and services will continue to make our company a competitive niche player in this market place.

SRI Surgical is in a better position today than at the beginning of this year. Our confidence in our business and financial model is improving. While challenges remain, we are optimistic that we have turned an important corner and look forward to sharing our future progress with you.

Sincerely yours,

Gerald Woodard, Chief Executive Officer

Statements in this letter that are not historical, including statements regarding our beliefs, expectations, and strategies, constitute “forward looking statements” within the meaning of the federal securities laws. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Important factors that could cause the differences are discussed in SRI Surgical’s reports on Forms 10-Q, 10-K, and 8-K that we periodically file with the Securities and Exchange

Commission. These factors include our sales process and market acceptance of our products and services, our capital needs, our dependence on significant customers and a significant supplier, risks of a new product offering, and the competitive healthcare marketplace. We do not undertake to update any forward-looking statements in this press release. Copies of our SEC filings, including our annual report on Form 10-K and quarterly reports on Form 10-Q, may be obtained by contacting our investor relations department at (813) 891-9550 or at our Investor section of the SRI Surgical Website at www.srisurgical.com.